SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 19, 2004
                                 Date of Report
                        (Date of Earliest Event Reported)

                            CAPITOL FIRST CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         Nevada                      0-23450                    88-0361144
(State of Incorporation)        (Commission File No.)       (I.R.S. Employer
                                                             Identification No.)

           7100 Camino Real Boulevard, Suite 402, Boca Raton, FL 33433
                    (Address of Principal Executive Offices)

                   Registrant's Telephone Number: 561-417-7115



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ITEM 4.      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On January 19, 2004, Capitol First Corporation (the "Company")informed the independent accounting firm of Baum & Company, P.A.("Baum"), that the Board of Directors had voted to replace Baum with the independent accounting firm of Berkovits, Lago & Company, LLP ("Berkovits"). During the two most recent fiscal years and through January 19, 2004, the Company did not consult with Berkovits with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, or any other matters or reportable events. In connection with its audits of the Company's financial statements as of and for the years ended September 30, 2003 and September 30, 2002,and in the subsequent period through the date of dismissal on January 19, 2004, there were no disagreements with Baum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baum would have caused them to make reference thereto in their report on the financial statements of the Company. Additionally, during such periods there were no reportable events as defined in Item 304((a)(1)(iv) of Regulation S-B.

The Company has requested that Baum furnish it with a revised letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated February 10, 2004, is filed as Exhibit 16 to Item 4 of this Report on Form 8-K.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS.
(c)      Exhibits

Exhibit No.
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Exhibit 16.    Letter from Baum & Company, P.A. to Capitol First Corporation, dated February 10, 2004.


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2004                   CAPITOL FIRST CORPORATION



                                           BY:   /s/ Ashley B. Bloom
                                                 ------------------------------
                                                     Ashley B. Bloom
                                                     Acting President and Chief
                                                     Executive Office



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                                  EXHIBIT INDEX


Exhibit        Description                                    Page

Exhibit 16     Letter from Baum & Company P.A.
               Dated February 10, 2004